Preliminary Pricing Supplement No. 17,201

Registration Statement Nos. 333-293641; 333-293641-01

Dated July 7, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Buffered Participation Securities due July 13, 2029

Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1, the State Street® Technology Select Sector SPDR® ETF and the Vanguard Information Technology ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest and have the terms described in the accompanying product supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Payment at maturity. At maturity, if the final level of each underlier is greater than its initial level, investors will receive the stated principal amount plus the upside payment, subject to the maximum payment at maturity. If the final level of any underlier is equal to or less than its initial level but the final level of each underlier is greater than or equal to its buffer level, investors will receive only the stated principal amount at maturity. If, however, the final level of any underlier is less than its buffer level, investors will lose 1% for every 1% decline in the level of the worst performing underlier beyond the specified buffer amount. Under these circumstances, the payment at maturity will be less, and may be significantly less, than the stated principal amount of the securities, subject to the minimum payment at maturity.

￭The value of the securities is based on the worst performing underlier. The fact that the securities are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its buffer level will adversely affect your return on the securities, even if the other underliers have appreciated or have not declined as much.

￭The securities are for investors who seek a return based on the performance of the worst performing underlier and who are willing to risk their principal and forgo current income and returns above the maximum payment at maturity in exchange for the buffer feature that provides limited protection against any negative performance of the worst performing underlier over the term of the securities. Investors in the securities must be willing to accept the risk of losing a significant portion of their initial investment based on the performance of any underlier. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$
Underliers:

Invesco QQQ TrustSM, Series 1 (the “QQQ Fund”), State Street® Technology Select Sector SPDR® ETF (the “XLK Fund”) and Vanguard Information Technology ETF (the “VGT Fund”). We refer to each of the QQQ Fund, the XLK Fund and the VGT Fund as an underlying fund.

Strike date:	July 10, 2026
Pricing date:	July 10, 2026
Original issue date:	July 15, 2026
Observation date:	July 10, 2029, subject to postponement for non-trading days and certain market disruption events
Maturity date:	July 13, 2029
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $984.60 per security, or within $30.00 of that estimate. See “Estimated Value of the Securities” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

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Buffered Participation Securities Principal at Risk Securities

Terms continued from the previous page
Payment at maturity per security:

•If the final level of each underlier is greater than its initial level:

(stated principal amount + upside payment), subject to the maximum payment at maturity

• If the final level of any underlier is equal to or less than its initial level but the final level of each underlier is greater than or equal to its buffer level:

stated principal amount

•If the final level of any underlier is less than its buffer level:

stated principal amount × (performance factor of the worst performing underlier + buffer amount)

Under these circumstances, the payment at maturity will be less, and may be significantly less, than the stated principal amount, subject to the minimum payment at maturity.

Final level:	With respect to each underlier, the closing level on the observation date
Initial level:

With respect to the QQQ Fund, $ , which is its closing level on the strike date

With respect to the XLK Fund, $ , which is its closing level on the strike date

With respect to the VGT Fund, $ , which is its closing level on the strike date

Upside payment:	stated principal amount × participation rate × underlier percent change of the worst performing underlier
Maximum payment at maturity:	$2,000 per security (200% of the stated principal amount)
Participation rate:	100%
Underlier percent change:	With respect to each underlier, (final level – initial level) / initial level
Buffer level:

With respect to the QQQ Fund, $ , which is 70% of its initial level*

With respect to the XLK Fund, $ , which is 70% of its initial level*

With respect to the VGT Fund, $ , which is 70% of its initial level*

Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its final level
Performance factor:	With respect to each underlier, final level / initial level
Buffer amount:	30%
Minimum payment at maturity:	30% of the stated principal amount
Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Securities—Some Definitions” in the accompanying product supplement.
CUSIP:	61781HKW8
ISIN:	US61781HKW87
Listing:	The securities will not be listed on any securities exchange.

*As necessary, calculated levels will be rounded to three decimal places.

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Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. Our estimate of the value of the securities as determined on the pricing date will be within the range specified on the cover hereof and will be set forth on the cover of the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Hypothetical Examples

Hypothetical Payoff Diagram

The payment at maturity will be based solely on the performance of the worst performing underlier, which could be any underlier. The payoff diagram below illustrates the payment at maturity for a range of hypothetical performances of the worst performing underlier over the term of the securities, based on the following terms:

Stated principal amount:	$1,000 per security
Participation rate:	100%
Maximum payment at maturity:	$2,000 per security (200% of the stated principal amount)
Buffer level:	70% of the initial level
Buffer amount:	30%
Minimum payment at maturity:	30% of the stated principal amount
Hypothetical Payoff Diagram

The Worst Performing Underlier
The Securities
Payment at Maturity per Security
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Maximum Payment at Maturity
Stated Principal Amount
Minimum Payment at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
120%
% Change in Closing Level

￭Upside Scenario. If the final level of the worst performing underlier is greater than its initial level, investors will receive the stated principal amount plus 100% of the appreciation of the worst performing underlier over the term of the securities, subject to the maximum payment at maturity.

oIf the worst performing underlier appreciates 5%, investors will receive $1,050 per security, or 105% of the stated principal amount.

oIf the worst performing underlier appreciates 130%, investors will receive only the maximum payment at maturity of $2,000 per security, or 200% of the stated principal amount.

￭Par Scenario. If the final level of the worst performing underlier is equal to or less than its initial level but is greater than or equal to its buffer level, investors will receive the stated principal amount.

oIf the worst performing underlier depreciates 5%, investors will receive $1,000 per security.

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￭Downside Scenario. If the final level of the worst performing underlier is less than its buffer level, investors will receive an amount that is less, and may be significantly less, than the stated principal amount, based on a 1% loss of principal for each 1% decline in the level of the worst performing underlier beyond the buffer amount.

oIf the worst performing underlier depreciates 95%, investors will lose 65% of their principal and receive only $350 per security at maturity, or 35% of the stated principal amount.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide for only the minimum payment at maturity and do not pay interest. The terms of the securities differ from those of ordinary debt securities in that they provide for only the minimum payment at maturity and do not pay interest. If the final level of any underlier is less than its buffer level, the payout at maturity will be an amount in cash that is less than the stated principal amount of each security, and you will lose an amount proportionate to the full decline in the level of the worst performing underlier over the term of the securities beyond the buffer amount. You could lose a significant portion of your initial investment in the securities.

￭ The appreciation potential of the securities is limited by the maximum payment at maturity. Where the final level of the worst performing underlier is greater than its initial level, the appreciation potential of the securities is limited by the maximum payment at maturity. If the worst performing underlier appreciates over the term of the securities, under no circumstances will the payment at maturity exceed the maximum payment at maturity.

￭The amount payable on the securities is not linked to the values of the underliers at any time other than the observation date. The final levels will be based on the closing levels of the underliers on the observation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of each underlier appreciates prior to the observation date but then the value of any underlier drops by the observation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the values of the underliers prior to such drop. Although the actual values of the underliers on the stated maturity date or at other times during the term of the securities may be higher than their respective closing levels on the observation date, the payment at maturity will be based solely on the closing levels of the underliers on the observation date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers, as applicable;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting an underlier that may or may not require an adjustment to an adjustment factor;

othe composition of any underlier and changes in such composition, as applicable;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its buffer level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the final level of each underlier will be greater than or equal to its buffer level so that you do not suffer a loss on your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on

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our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive

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ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), in addition to any risks described further below, the securities are subject to the following risk(s) discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the securities are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on the securities and/or sustaining a loss on your investment than if the securities were linked to just one underlier.

oAdjustments to an underlying fund or the index tracked by such underlying fund could adversely affect the value of the securities.

oThe performance and market price of an underlying fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such underlying fund.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect an underlying fund.

￭The securities are subject to risks associated with investments in securities with a concentration in the technology sector. The securities included in the Technology Select Sector Index and that are generally tracked by the State Street® Technology Select Sector SPDR® ETF are securities of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the level of the State Street® Technology Select Sector SPDR® ETF and, therefore, on the value of the securities.

￭The securities are subject to risks associated with investments in securities with a concentration in the information technology sector. The securities included in the MSCI US Investable Market Information Technology 25/50 Index and that are generally tracked by the Vanguard Information Technology ETF are securities of companies whose primary business is directly associated with the information technology sector, including the following sub-sectors: internet services and infrastructure, cloud networking and storage infrastructure, information technology consulting and services, technology hardware and equipment including manufacturers and distributors of communications equipment, computers and peripherals, electronic equipment and semiconductors and semiconductor equipment manufacturers.

The values of stocks of information technology companies and companies that rely heavily on information technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Information technology companies and companies that rely heavily on information technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the information technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an adverse effect on the performance of the Vanguard Information Technology ETF and, therefore, on the value of the securities.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise

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discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

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Historical Information

Invesco QQQ TrustSM, Series 1 Overview

Bloomberg Ticker Symbol: QQQ UQ

Invesco QQQ TrustSM, Series 1 is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the Nasdaq-100 Index®. The underlying fund manager with respect to the Invesco QQQ TrustSM, Series 1 is Invesco Capital Management LLC, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-61001 and 811-08947, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the QQQ Fund on July 6, 2026 was $722.82. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

QQQ Fund Daily Closing Levels January 1, 2021 to July 6, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Nasdaq-100 Index®. The Nasdaq-100 Index® is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The share underlying index publisher with respect to the Nasdaq-100 Index® is Nasdaq, Inc., or any successor thereof. The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

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State Street® Technology Select Sector SPDR® ETF Overview

Bloomberg Ticker Symbol: XLK UP

The State Street® Technology Select Sector SPDR® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the Technology Select Sector Index. The underlying fund manager with respect to the State Street® Technology Select Sector SPDR® ETF is the Select Sector SPDR® Trust, which is a registered investment company. Effective December 1, 2025, the underlier changed its name from Technology Select Sector SPDR® Fund to State Street® Technology Select Sector SPDR® ETF. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-57791 and 811-08837, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the XLK Fund on July 6, 2026 was $183.57. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

XLK Fund Daily Closing Levels January 1, 2021 to July 6, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index. The share underlying index publisher with respect to the Technology Select Sector Index is S&P® Dow Jones Indices LLC, or any successor thereof. The Technology Select Sector Index includes component stocks in industries such as technology hardware, storage and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; and electronic equipment and instruments. For more information, see “S&P® Select Sector Indices—Technology Select Sector Index” in the accompanying index supplement.

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Vanguard Information Technology ETF Overview

Bloomberg Ticker Symbol: VGT UP

The Vanguard Information Technology ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the MSCI US Investable Market Information Technology 25/50 Index. The underlying fund manager with respect to the Vanguard Information Technology ETF is the The Vanguard Group, Inc., which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 002-17620 and 811-01027, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the VGT Fund on July 6, 2026 was $116.37. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

VGT Fund Daily Closing Levels January 1, 2021 to July 6, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MSCI US Investable Market Information Technology 25/50 Index. The MSCI US Investable Market Information Technology 25/50 Index, which is calculated, maintained and published by MSCI Inc., is comprised of stocks of U.S. companies in the Global Industry Classification Standard (GICS) information technology sector. The GICS information technology sector is made up of internet services and infrastructure companies, companies that provide information technology consulting and services, technology hardware and equipment and semiconductors and semiconductor equipment manufacturers. The share underlying index publisher with respect to the Vanguard Information Technology ETF is The Vanguard Group, Inc., or any successor thereof.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing

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jurisdiction.
Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement, the index supplement and the tax supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement, the product supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement, in the tax supplement or in the prospectus. Each of the product supplement, the index supplement, the tax supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.